EXHIBIT 99.1

Nanophase Reports Record Third Quarter 2020 Financial Results as Solésence Expands Beauty Footprint

Announces 20+% Growth and Record Profitability

ROMEOVILLE, Ill., Nov. 03, 2020 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based and scientifically-driven health care innovations across various beauty and life science categories, protecting skin from environmental aggressors and aiding in medical diagnostics, today reported financial results for the three- and nine-month periods ended September 30, 2020.

Jess Jankowski, President and CEO, commented: “the third quarter continued our strong progress in profitably growing Nanophase. Our medical diagnostics materials for Covid-19-related applications continue to receive broad use during the global pandemic, while our fully formulated Solésence products have seen triple digit growth despite the challenges of 2020. Although our third major business segment, personal care ingredients, has experienced a sales downturn that we believe is related to the pandemic, our growth in total has been exceptional.”

Third Quarter and YTD 2020 Financial Highlights

  Revenue for the third quarter was $3.9 million, vs. $3.1 million for the same period in 2019. Revenue for the nine-month period was $12.3 million vs. $10.1 million for the same period in 2019.

For the nine-month period of 2020:

    Solésence revenue was $4.4 million, up 164% from $1.7 million in 2019
    Advanced Materials revenue was $3.7 million, up 85% from $2.0 million in 2019
    Personal Care Ingredients revenue was $4.2 million, down 35% from $6.5 million in 2019

  Net income for the quarter was $0.4 million in 2020, or $0.01 per share, compared to a net loss of $0.9 million, or $0.02 per share, for 2019.   Net income for the nine-month period was $0.8 million in 2020, or $0.02 per share, compared to a net loss of $2.0 million, or $0.06 per share, for 2019.

  We note that the PPP funding we received in the second quarter of 2020 is recorded on the balance sheet as a liability and has not had any impact on our income statement to date.

  The Company finished the quarter with approximately $1.1 million in cash and cash equivalents.

Jankowski continued, “Our gross profit and bottom line have improved nicely since the first quarter. This is a function of growing product volume, improvements in operational efficiency, and prudent cost-cutting. We expect these gains combined with a slight improvement in the personal care ingredients segment to result in the fourth quarter exceeding last year's results.”

”The growth in our Solésence business is a validation of our beauty products strategy,” offered Kevin Cureton, Chief Operating Officer. “As expected, our two largest Solésence clients have each exceeded $1 million in revenue, while we have launched products with over a dozen different beauty and personal care brands, demonstrating the broadening of our customer base.”

Jankowski added, “We are also honored to contribute to our national public health through the materials we make for use in medical diagnostics, and we are keenly aware of the suffering of our fellow citizens under current conditions. We remain committed to protecting our employees, their families, and our communities, as we work to provide essential products for the health and safety of those we serve.”

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leading innovator in minerals-based and scientifically-driven health care solutions across beauty and life science categories, as well as other legacy advanced materials applications. Leveraging a platform of integrated patented and proprietary technologies, the Company creates products with unique performance, enhancing consumers health and well-being. We deliver commercial quantity and quality engineered materials both as ingredients and as part of fully formulated products in a variety of formats.

Forward-Looking Statements
This press release contains words such as “expects,”” shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 30, 2020. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

COMPANY CONTACT
Investor Relations
630-771-6700

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS
(Unaudited Consolidated Condensed)

	September 30,	December 31,
ASSETS	2020	2019

Current assets:
Cash and cash equivalents	$1,133,850	$1,193,994
Trade accounts receivable, less allowance for doubtful accounts of $9,000 on September 30, 2020 and on December 31, 2019	2,451,324	970,472
Inventories, net	3,583,944	2,553,620
Prepaid expenses and other current assets	599,387	266,587
Total current assets	7,768,505	4,984,673

Equipment and leasehold improvements, net	2,649,619	2,255,158
Operating lease right-of-use assets	1,916,993	2,118,883
Other assets, net	10,840	12,528
	$12,345,957	$9,371,242

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, bank	$500,000	$500,000
Line of credit, related party	1,541,113	223,871
Current portion of long-term debt, related party	500,000	500,000
Current portion of finance lease obligations	185,621	218,345
Current portion of operating lease obligations	411,421	356,949
Accounts payable	1,668,492	1,748,021
Current portion of deferred revenue	309,122	482,349
Accrued expenses	645,998	379,314
Total current liabilities	5,761,767	4,408,849

Long-term portion of finance lease obligations	148,369	287,660
Long-term portion of operating lease obligations	1,766,066	2,034,592
Long-term convertible loan, related party	1,030,340	829,721
PPP SBA Loan	951,600	-
Long-term portion of deferred revenue	-	92,750
Asset retirement obligations	212,247	206,221
Total long-term liabilities	4,108,622	3,450,944

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	-	-
Common stock, $.01 par value, 55,000,000 shares authorized; 38,215,069 and 38,136,792 shares issued and outstanding on September 30, 2020 and December 31, 2019, respectively	381,928	381,368
Additional paid-in capital	102,054,867	101,886,411
Accumulated deficit	(99,961,227)	(100,756,330)
Total stockholders' equity	2,475,568	1,511,449
	$12,345,957	$9,371,242

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue:
Product revenue, net	$3,826,918	$3,043,036	$11,929,496	$9,796,944
Other revenue	60,538	26,350	332,768	321,058
Net revenue	3,887,456	3,069,386	12,262,264	10,118,002

Operating expense:
Cost of revenue	2,203,105	2,506,720	7,832,125	7,839,443
Gross profit	1,684,351	562,666	4,430,139	2,278,559

Research and development expense	402,216	487,798	1,133,120	1,449,646
Selling, general and administrative expense	729,779	889,659	2,133,586	2,710,710
Income/(Loss) from operations	552,356	(814,791)	1,163,433	(1,881,797)
Interest income	-	-	-	-
Interest expense	122,137	47,139	368,330	140,282
Other, net	-	-	-	-
Income/(Loss) before provision for income taxes	430,219	(861,930)	795,103	(2,022,079)
Provision for income taxes	-	-	-	-
Net income/(loss)	$430,219	$(861,930)	$795,103	$(2,022,079)

Net income/(loss) per basic shares	$0.01	$(0.02)	$0.02	$(0.06)
Weighted average number of basic common shares outstanding	38,141,741	38,136,792	38,138,453	36,077,257
Net income/(loss) per diluted share	$0.01	$(0.02)	$0.02	$(0.06)
Weighted average number of diluted common shares outstanding	38,432,741	38,136,792	38,228,453	36,077,257

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE
(Unaudited Consolidated Condensed)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue:
Product revenue, net	$3,826,918	$3,043,036	$11,929,496	$9,796,944
Other revenue	60,538	26,350	332,768	321,058
Net revenue	3,887,456	3,069,386	12,262,264	10,118,002

Operating expense:
Cost of revenue detail:
Depreciation	73,572	61,612	217,578	181,494
Non-Cash equity compensation	19,426	13,297	38,086	33,609
Other costs of revenue	2,110,107	2,431,811	7,576,461	7,624,340
Cost of revenue	2,203,105	2,506,720	7,832,125	7,839,443
Gross profit	1,684,351	562,666	4,430,139	2,278,559

Research and development expense detail:
Depreciation	10,579	12,250	31,755	36,699
Non-Cash equity compensation	13,930	15,804	42,797	42,196
Other research and development expense	377,707	459,744	1,058,568	1,370,751
Research and development expense	402,216	487,798	1,133,120	1,449,646

Selling, general and administrative expense detail:
Depreciation and amortization	4,871	5,159	15,025	15,948
Non-Cash equity compensation	14,998	34,746	66,019	103,414
Other selling, general and administrative expense	709,910	849,754	2,052,542	2,591,348
Selling, general and administrative expense	729,779	889,659	2,133,586	2,710,710
Income/(Loss) from operations	552,356	(814,791)	1,163,433	(1,881,797)
Interest income	-	-	-	-
Interest expense	122,137	47,139	368,330	140,282
Other, net	-	-
Income/(Loss) before provision for income taxes	430,219	(861,930)	795,103	(2,022,079)
Provision for income taxes	-	-	-	-
Net income/(loss)	$430,219	$(861,930)	$795,103	$(2,022,079)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	122,137	47,139	368,330	140,282
Addback Depreciation/Amortization	89,022	79,021	264,358	234,141
Addback Non-Cash Equity Compensation	48,354	63,847	146,902	179,219

Adjusted EBITDA	$689,732	$(671,923)	$1,574,693	$(1,468,437)